Exhibit (17)(a)

                                    VOTE THIS PROXY CARD TODAY

                               EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                                        VOTE BY TOUCH-TONE
                               PHONE, BY MAIL, OR VIA THE INTERNET!

                   CALL: To vote by phone, call toll-free 1-800-690-6903 and use the control number on the front of your proxy card.

                  LOG-ON: Vote on the internet at WWW.PROXYWEB.COM and use
                          the control number on the front of your proxy card.

                   MAIL:  Return the signed proxy card in the enclosed envelope.

                                                                    ARMADA FUNDS
                                                  PROXY FOR A SPECIAL MEETING OF
ARMADA GNMA FUND                               SHAREHOLDERS ON NOVEMBER 18, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ARMADA FUNDS (THE "TRUST") AND RELATES TO THE PROPOSAL WITH RESPECT TO THE ARMADA GNMA FUND (THE "FUND"), FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 18, 2003 AT 2:00 P.M. (EASTERN TIME) IN THE OFFICES OF THE TRUST'S CO-ADMINISTRATOR, PFPC INC., 760 MOORE ROAD, KING OF PRUSSIA, PENNSYLVANIA 19406 AND AT ANY ADJOURNMENT THEREOF.
The undersigned hereby appoints David C. Lebisky and Christine Mason and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE COMBINED PROXY STATEMENT/PROSPECTUS DATED OCTOBER 15, 2003.

                                                 YOUR VOTE IS IMPORTANT.
                                    IF  YOU  ARE  NOT  VOTING  BY   INTERNET  OR
                                    TELEPHONE,  PLEASE  SIGN AND DATE THIS PROXY
                                    AND  RETURN  IT  PROMPTLY  IN  THE  ENCLOSED
                                    ENVELOPE.

                                                  Date:___________________, 2003
                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature (Joint Owners) (SIGN IN THE BOX)

                                    Please sign exactly as name appears  herein.
                                    If  shares  are  held in the  name of  joint
                                    owners, each should sign. Attorneys-in-fact,
                                    executors,  administrators,  etc.  should so
                                    indicate.    If   the   shareholder   is   a
                                    corporation or  partnership,  please sign in
                                    full  corporate  or   partnership   name  by
                                    authorized person.


                                                            Armada GNMA Fund - F


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PLEASE  FILL IN ONE OF THE  BOXES AS SHOWN  USING  BLACK OR BLUE INK OR NUMBER 2
PENCIL.                                                                      [x]
PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THIS PROXY WILL BE VOTED IN THE DESIGNATED PROXY HOLDER'S DISCRETION AS TO OTHER MATTERS THAT COME BEFORE THE SPECIAL MEETING.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REORGANIZATION.

PROPOSAL

                                                   FOR      AGAINST     ABSTAIN

(1)  To approve a Plan of Reorganization
     providing for the transfer of all of the      [ ]        [ ]         [ ]
     assets and all liabilities of the Armada
     GNMA Fund (the "Selling Fund") in exchange for shares of the Armada U.S. Government Income
     Fund. The shares so received will be distributed to shareholders of the Selling Fund and the Selling Fund will be terminated as soon as practicable thereafter.

                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.